UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 2, 2022

QSAM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55148	20-1602779
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

9442 Capital of Texas Hwy N, Plaza 1, Suite 500	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(512) 343-4558

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Independent Director

On March 2, 2022, Jeffrey M. Soinski accepted an offer to be appointed to the board of directors (the “Board”) of QSAM Biosciences, Inc. (the “Company”) and to serve as Chair of the Company’s Audit Committee, effective immediately prior to the closing of the Company’s proposed underwritten equity offering and uplisting of its common stock to The NASDAQ Capital Market. Prior to this time, Mr. Soinski will serve as senior advisor to the Company and will attend Board meetings. In connection with Mr. Soinski’s appointment to the Board and these committees, the Board has determined that Mr. Soinski satisfies the definition of “independent director” and the heightened independence standards for service on the Board’s Audit and Compensation Committees under the NASDAQ listing standards.

Mr. Soinski has 30 years of experience building successful operating companies in diverse healthcare segments. Since December 2014, Mr. Soinski has served as President and CEO and a member of the board of directors of Avinger, Inc., (NASDAQ: AVGR), a developer and manufacturer of proprietary image-guided medical devices for the treatment of vascular disease. From its formation in 2009 until the acquisition of its Unisyn business by GE Healthcare in 2013, Mr. Soinski served as Chief Executive Officer of Medical Imaging Holdings and its primary operating company Unisyn Medical Technologies, a national provider of technology-enabled products and services to the medical imaging industry. Mr. Soinski was a Director of Medical Imaging Holdings and its remaining operating company Consensys Imaging Service from 2009 until its sale in 2017. Mr. Soinski served periodically as a Special Venture Partner from 2008 to 2013 and as a Special Investment Partner since 2016 for Galen Partners, a leading healthcare-focused private equity firm, which included Medical Imaging Holdings as one of its portfolio companies. From 2001 until its acquisition by C.R. Bard in 2008, Mr. Soinski was President and CEO of Specialized Health Products International, a publicly-traded manufacturer and marketer of proprietary safety medical products. Mr. Soinski served as President and CEO of ViroTex Corporation, a venture-backed pharmaceutical drug-delivery company, which had five established drug delivery technologies and two prescription drugs in clinical testing at the time of its acquisition in 1998. From 2008 until 2016, Mr. Soinski served on the board of directors of Merriman Holdings, parent of Merriman Capital, a publicly-traded investment banking and brokerage firm. Mr. Soinski received a B.A. degree from Dartmouth College.

Mr. Soinski will stand for election at the Company’s next annual meeting of shareholders, and will participate in the Company’s standard outside director compensation program.

Appointment of Chief Financial Officer

On March 3, 2022, the Company appointed Adam King to serve as Chief Financial Officer of the Company. Since December 6, 2021, Mr. King served as Interim CFO for the Company. Mr. King is the founder and CEO of King Consulting Group, where he provides a range of financial and reporting services for clients that range from large private equity-backed international companies to small start-ups. Before founding King Consulting Group in January 2021, Mr. King was the CFO for Netsertive, a venture-backed digital marketing company in Research Triangle Park, North Carolina. From 2016 to 2018, he was the Office Managing Audit Director for BDO’s Greenville, SC office, in addition to Audit Director in Raleigh, NC, and Boston. While at BDO, Mr. King worked with various clients, from Tech and Life Science start-ups to large billion-dollar publicly traded companies. Before his time at BDO, he served as the Director of Revenue Assurance and Internal Controls at Bandwidth.com and as Audit Manager at Ernst & Young. Mr. King holds a Bachelor of Science in Accounting from Elon University and is a CPA in Raleigh, NC.

Mr. King signed a one year Employment Agreement with the Company which can be renewed by the parties for additional terms. Under this agreement, Mr. King shall receive a base salary of $275,000 with the opportunity to earn cash and stock bonuses up to 50% of his base salary each year, and also was granted 500,000 common stock options vesting 10 years from the date of issuance, exercisable at $0.25 per share and vesting over the next two years. If Mr. King is terminated for cause, as defined in the agreement, or he leaves the employment of the Company on his own volition, he shall receive salary and benefits that have accrued up to the date of termination. If he is terminated without cause or following a material change, as defined in the agreement, Mr. King will receive salary through the date of termination plus a pro-rated portion of bonus that would be earned during the full year when the termination became effective (or a lump sum of 50% of the full target bonus), all stock options shall vest immediately, and base salary and healthcare benefits will continue for 3 months.

This description of Mr. King’s agreement is qualified in its entirety by the full Employment Agreement filed as Exhibit 10.1 to this Form 8-K.

Mr. King is not related to any officer, director, or director nominee.

Resignation of Directors

On March 4, 2022, Christopher Nelson and Joel Mayersohn both resigned from the Board. Both Messrs. Nelson and Mayersohn have served on the Board since 2015. Mr. Mayersohn served on our audit and compensation committees at the time of his resignation. Their departure from the Board was effected to provide open seats to new independent directors in contemplation of the Company’s listing on, and pursuant to the independent board requirements of, NASDAQ. Neither Mr. Nelson nor Mr. Mayersohn had any disagreements with the Board or the Company. Mr. Nelson will remain General Counsel of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement for Adam King, CFO

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QSAM Biosciences, Inc.

By:	/s/ Christopher Nelson
Christopher Nelson
General Counsel

Date: March 4, 2022